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                                                                     Exhibit 3.6

                                    BYLAWS OF
                                    WFC, INC.

                                    ARTICLE I

                                Name and Location

      Section 1. The name of this corporation shall be "WFC, INC."

      Section 2. The registered office of this corporation shall be located at 450 North C.P. Avenue, Lake Mills, Wisconsin 53551, Jefferson County. This registered place of business may be transferred to such place as the Board of Directors may from time to time determine and certify to the Secretary of State, and other offices for the transaction of business may be located at such place as the Board of Directors may deem desirable.

      Section 3. There shall be NO CORPORATE SEAL for this corporation.

                                   ARTICLE II

                            Meetings of Shareholders

      Section 1. Meetings of the shareholders of this corporation shall be held at the registered office of the corporation or at such place as is designated by the Board of Directors or by consent of all shareholders entitled to vote thereat.

      Section 2. The regular meeting of the shareholders of this corporation shall be held on the first Friday of January of each year if called by the president or two directors. At such meeting the shareholders shall elect a Board of Directors to serve (for a term of one year or until the next regular meeting of shareholders) and until their successors are elected and qualified. The
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shareholders shall transact such other business at the regular meeting as may properly come before them. A regular meeting of shareholders shall be called at least once every two (2) years.

      Section 3. Special meetings of the shareholders may be called for any purpose at any time by the president, by the Board of Directors or by any two
(2) or more members thereof.

      Section 4. Every holder of common stock of this corporation shall be entitled to one (1) vote for each share held in his or her name on the books of the corporation. Such votes may be cast by each shareholder either in person or by proxy.

      A majority of the shares of common stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting, but the shareholders present at any meeting, though less than a quorum, may adjourn the meeting to a future time.

      Section 5. Written notice of the holding of the regular meeting or any special meeting of shareholders shall be mailed to each shareholder entitled to vote thereat at least five (5) days prior to the meeting. Such notice shall state the time and place of the meeting and the purpose of the meeting if it is a special meeting. it shall be mailed to the last known address of such shareholder as the same appears upon the books of the corporation. Notice may be waived in writing either before or after the meeting.


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                                   ARTICLE III

                                    Directors

      Section 1. The Board of Directors of this corporation shall have the management and control of the business, of the property and of the affairs of the corporation, and it shall have all the powers that may be exercised and performed by the corporation pursuant to law, to the Articles of Incorporation and to the Bylaws.

      Section 2. The Board of Directors shall consist of not less than three (3) members, except that in cases where all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. The number of directors may be increased by the board without amendment of the Articles or Bylaws. Directors shall be elected by the holders of the common stock at the regular meeting of shareholders. Each director shall hold office until the next regular meeting of shareholders or until his or her successor shall be elected and qualified, but such indefinite term shall not exceed five years.

      Section 3. Whenever any vacancy shall occur in the Board of Directors by death, resignation, increase in the number of directors or otherwise, such vacancy may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, of the Board of Directors. If, after such resignation, no director remains, then any vacancy may be filled by a majority vote of the shareholders at a special meeting called for the purpose of such election. A director so elected to fill a


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vacancy shall be a director until his or her successor is elected by the shareholders, who may make such election at the next regular meeting or at any special meeting of such shareholders called for that purpose.

      Section 4. The meetings of the Board of Directors of this corporation, both regular and special, shall be held at such place as the directors may from time to time determine.

      Section 5. The Board of Directors shall meet immediately after the final adjournment of each regular meeting of shareholders, for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such meeting shall be necessary.

      Section 6. Special meetings of the Board of Directors may be called by the president or any two (2) members of the Board of Directors. Notice of all special meetings shall be mailed by the Secretary to each director at least five
(5) days prior to the time fixed for the meeting. All notices of special meetings shall state the purpose thereof. Notice may be waived in writing or by telegram before or after any meeting.

      Section 7. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws.


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      Section 8. To the full extent permitted by the Minnesota Business
Corporation Act, as the same exists or may hereby be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE IV

                                    Officers

      Section 1. The officers of this corporation shall consist of a president, one or more vice presidents, a secretary, a treasurer and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person.

      Section 2. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the corporation or otherwise, such vacancy shall be filled by an affirmative vote of a majority of the Board of Directors, and such officer so elected shall hold office until his successor is elected and qualified.

      Section 3 - President. The president shall be the chief executive officer and shall have general charge of the business and affairs of the corporation and perform such other duties as the Bylaws or the Board of Directors shall from time to time prescribe.

      Section 4 - Vice President(s). A vice president shall perform all duties incumbent upon the president during the absence or disability of the president and shall perform such other duties as these Bylaws may require or the Board of Directors shall prescribe.

      Section 5 - Secretary. The secretary shall:


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            A. Keep the minutes of the meetings of the shareholders and of the
      Board of Directors in books provided for that purpose;

            B. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

            C. Be custodian of the records of the corporation;

            D. Keep a register of the post office address of each shareholder and make all proper changes in such register, retaining and filing his or her authority for all such entries;

            E. See that all books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

            F. In general, perform all duties incident to the office of secretary and such other duties as these Bylaws may require or the Board of Directors may prescribe.

      Section 6 - Treasurer. The treasurer shall be the chief financial officer and shall keep correct and complete records of accounts, showing accurately at all times the financial position of the corporation. In addition, he or she shall:

            A. Have charge and custody of and be responsible for all funds and securities of the corporation and deposit all such funds in the name of the corporation in such banks, trust companies and other depositories as shall be selected by the Board of Directors in accordance with the provisions of these Bylaws;


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            B. At all times exhibit his or her books of account and records to any of the directors of this corporation or any other persons legally entitled to inspect said books and records upon application during business hours at the office of this corporation or such other place where such books are kept;

            C. Render statements of the condition of finance of the corporation at all regular meetings of the Board of Directors and at meetings of the shareholders if called upon to do so;

            D. Receive and give receipts for all money payments to the corporation from any source whatsoever; and

            E. In general, perform all duties incident to and customarily performed by such officer and perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

      Section 7. In the case of absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director or employee of the corporation, for the time being, provided that the majority of the entire Board of Directors concurs therein.

                                    ARTICLE V

                                 Indemnification

      The corporation shall provide indemnification as follows:


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            A. Persons who are or were directors or officers of the corporation or who are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the corporation to the full extent required by law under the state of incorporation as now or hereafter in force.

            B. Persons who are or were directors or officers of the corporation shall be indemnified by the corporation to the full extent permitted by law under the state of incorporation as now or hereafter in force in respect of matters arising out of service in their capacities as such or arising out of service at the request of the corporation as directors, officers, agents or employees of another corporation, partnership, joint venture, trust or other enterprise, provided that a determination shall have been made by a disinterested quorum of directors, independent legal counsel or the stockholders that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal matter, had no reasonable cause to believe his conduct was unlawful.

            C. Persons who are or were directors or officers of the corporation shall be entitled to the payment of expenses (including attorneys' fees) in advance of a


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      final disposition of a matter, provided that there shall have been a preliminary determination by a disinterested quorum of directors, independent legal counsel, or the stockholders that there is a reasonable basis for a belief that such person met the applicable standard of conduct set forth in clause B, and provided that the corporation receives an undertaking by or on behalf of such person reasonably assuring that the amount of such payment will be repaid unless it shall ultimately be determined that he is entitled to indemnification by the corporation.

                                   ARTICLE VI

      These Bylaws may be altered, amended or repealed:

            A. At any regular or duly called special meeting of shareholders at which a quorum is present, by the affirmative vote of a majority of the stock entitled to vote at such meetings and present or represented thereat; or

            B. At any regular meeting of the Board of Directors or at any special meeting of the board, if notice of the proposed alteration or amendment or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the Board of Directors at such meeting at which a quorum is present.


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                                  CERTIFICATION

      I, John D. Reedy, Vice President, Finance of WFC, Inc., hereby certify that the above Bylaws were adopted by the Board of Directors of said corporation on the 11th day of January, 1989.


                                     /s/ John Reedy
                                     -------------------------------
                                     Vice President, Finance


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